BONUS RECOVERY AND AUTHORIZATION FOR PAYROLL DEDUCTION AGREEMENT

WHEREAS, Stewart Information Services Corporation, referred herein as (“Stewart”) has agreed to pay a retention bonus (the "Bonus") in the amount of Three Hundred Thousand Dollars and Zero Cents ($300,000.00), subject to applicable payroll taxes, to Matthew W. Morris as set forth herein; and,

WHEREAS, the Bonus, will be paid to the Employee on or before, December 29, 2017, provided Employee has executed this Bonus Recovery and Authorization for Payroll Deduction Agreement (“Agreement”) and is an active Employee upon payment being made; and

WHEREAS, Stewart and Employee have agreed that if Employee’s employment with Stewart is terminated by Stewart for Cause or by the Employee for any reason, referred herein as (“Employment Separation”), within one year from the date the Bonus is paid, Employee shall become immediately liable for and obligated to repay to Stewart the full amount of the Bonus, Three Hundred Thousand Dollars and Zero Cents ($300,000);

WHEREAS, the parties stipulate that this Agreement is done for a lawful purpose, including but not limited to the purpose of insuring that Stewart obtains the full benefits of paying the full amount of the Bonus; and

WHEREAS, for the purpose of this Agreement, “Cause” means termination of employment for any of the following reasons: (a) Stewart’s determination that Employee has committed insubordination or grossly failed or refused to perform any material duties or obligations of Stewart employment; (b) Stewart’s determination that Employee has materially violated any provision of Stewart policy (whether now in effect or subsequently promulgated or revised) regarding drugs, alcohol, discrimination, harassment, retaliation, honesty, confidentiality and/or other employee misconduct; (c) Employee’s conviction for, or entry of a plea of guilty or no contest with respect to, any felony or crime of moral turpitude; and/or (d) any act or omission of Employee involving fraud, theft, dishonesty, disloyalty, or illegality with respect to Stewart, any affiliate, or any of Stewart’s businesses;

NOW, THEREFORE, intending to be legally bound, Employee and Stewart agree and covenant, as follows:

1.Repayment Obligation. Employee acknowledges and agrees that in the event of Employment Separation, Employee shall immediately owe Stewart the full amount of the Bonus, Three Hundred Thousand Dollars and Zero Cents ($300,000); then due and owing. Further in the event of Employment Separation, Employee hereby authorizes Stewart to deduct the full amount of the Bonus from Employee’s final pay (including but not limited to any accrued bonus, commissions, wages and/or unused vacation), subject to any applicable minimum wage requirements. If the amount of Employee's final pay is less than the full amount of the Bonus, Employee covenants and agrees to pay said amount to Stewart by wire or cashier’s check within sixty (60) days from the date of the Employment Separation.

2.Governing Law and Venue. This Agreement shall be governed by the laws of the state of Texas and is performable in Harris County, Houston, Texas. Exclusive venue for any dispute with respect to this Agreement shall reside in a court of competent jurisdiction in Harris County, Houston, Texas.

3.Entire Agreement. This Agreement constitutes the entire understanding between Employee and Stewart with respect to the subject matter hereof (repayment of the Bonus) and supersedes any and all other prior understandings, written or oral.

4.Attorneys’ Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Bonus Recovery and Authorization for Payroll Deduction Agreement as of December 29, 2017.

/s/ Matthew W. Morris
Matthew W. Morris

COMPANY
Stewart Information Services Corporation

By: /s/ Thomas G. Apel
Name:    Thomas G. Apel
Title:    Chairman of the Board of Directors

Date: December 29, 2017

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